As filed with the Securities and Exchange Commission on January 11, 2001
                                                    Registration No. 333-_______
================================================================================

                       Securities and Exchange Commission
                             Washington, D.c. 20549

                                   ----------

                                    Form S-8
                             Registration Statement
                                      Under
                           the Securities Act of 1933

                                   ----------

                         Swift Transportation Co., Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Nevada                                               86-0666860
  (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                 2200 South 75th Avenue, Phoenix, Arizona 85043
               (Address of Principal Executive Office) (Zip Code)

                                   ----------

                         Swift Transportation Co., Inc.
                             1999 Stock Option Plan
                            (Full Title of the Plan)

                                   ----------

                            Jerry C. Moyes, President
                         Swift Transportation Co., Inc.
                             2200 South 75Th Avenue
                             Phoenix, Arizona 85043
                     (Name and Address of Agent for Service)

                                 (623) 269-9700
          (Telephone Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee

=============================================================================================
                                        Proposed Maximum     Proposed Maximum     Amount of
Title of Securities    Amount to be         Offering        Aggregate Offering   Registration
 to be Registered      Registered(1)   Price Per Share(2)        Price(2)            Fee
---------------------------------------------------------------------------------------------
Common Stock,            1,500,000         $22.063             $33,094,500        $8,273.63
$0.001 par value
=============================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant's Common Stock on January 5, 2001.

================================================================================

     This Registration Statement also relates to the Form S-8 Registration Statement No. 333-81403, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 750,000 shares of common stock for issuance under the Swift Transportation Co., Inc. 1999 Stock Option Plan. This Registration Statement reflects the amendment to the 1999 Stock Option Plan increasing the number of shares authorized to be issued thereunder from 750,000 shares to 2,250,00 shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, state of Arizona, on this 11th day of January, 2001.


                                        SWIFT TRANSPORTATION CO., INC.,
                                        a Nevada corporation


                                        By: /s/ Jerry C. Moyes
                                            ------------------------------------
                                            Jerry C. Moyes
                                            Chairman of the Board, President and
                                            Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature            Title                             Date
------------------            -----                             ----

/s/ Jerry C. Moyes            Chairman of the Board,            January 11, 2001
--------------------------    President and Chief
Jerry C. Moyes                Executive Officer (Principal
                              Executive Officer)


/s/ William F. Riley, III     Senior Executive Vice             January 11, 2001
-------------------------     President, Secretary, Chief
William F. Riley, III         Financial Officer and Director
                              (Principal Accounting and
                              Financial Officer)


/s/ Rodney K. Sartor          Executive Vice President          January 11, 2001
--------------------------    and Director
Rodney K. Sartor


/s/ Alphonse E. Frei          Director                          January 11, 2001
--------------------------
Alphonse E. Frei


/s/ Lou A. Edwards            Director                          January 11, 2001
--------------------------
Lou A. Edwards


/s/ Earl H. Scudder, Jr.      Director                          January 11, 2001
--------------------------
Earl H. Scudder, Jr.

                                  EXHIBIT INDEX
Exhibit
Number      Description                            Page or Method of Filing
-------     -----------                            ------------------------
4.3         Swift Transportation Co., Inc. 1999    Filed herewith
            Stock Option Plan, as amended

5           Opinion of Snell & Wilmer  L.L.P.      Filed herewith

23.1        Consent of KPMG LLP                    Filed herewith

23.2        Consent of Snell & Wilmer  L.L.P.      Included as part of Exhibit 5

                                        3
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